Exhibit 2.1

                                                                  Execution Copy

                          AGREEMENT AND PLAN OF MERGER

                             dated as of May 2, 2002

                                      AMONG

                          GENERAL DYNAMICS CORPORATION,

                        ATHENA ACQUISITION I CORPORATION

                                       AND

                        ADVANCED TECHNICAL PRODUCTS, INC.

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                                TABLE OF CONTENTS

Description                                                                                                     Page
-----------                                                                                                     ----
ARTICLE 1 THE MERGER..............................................................................................1
      Section 1.1          The Merger.............................................................................1
      Section 1.2          The Closing............................................................................1
      Section 1.3          Effective Time.........................................................................2
      Section 1.4          Effects of the Merger..................................................................2
      Section 1.5          Certificate of  Incorporation and Bylaws...............................................2
      Section 1.6          Directors and Officers.................................................................2
      Section 1.7          Conversion of Company Common Stock.....................................................2
      Section 1.8          Company Options........................................................................4
      Section 1.9          Conversion of Merger Subsidiary Common Stock...........................................4

ARTICLE 2 PAYMENT ................................................................................................4
      Section 2.1          Surrender of Certificates..............................................................4
      Section 2.2          Paying Agent; Certificate Surrender Procedures.........................................5
      Section 2.3          Transfer Books.........................................................................5
      Section 2.4          Termination of Payment Fund............................................................6
      Section 2.5          Lost Certificates......................................................................6
      Section 2.6          No Rights as Stockholder...............................................................6
      Section 2.7          Withholding............................................................................6
      Section 2.8          Further Action.........................................................................7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................7
      Section 3.1          Organization...........................................................................7
      Section 3.2          Capitalization.........................................................................7
      Section 3.3          Authorization of Transaction; Enforceability...........................................9
      Section 3.4          Vote Required..........................................................................9
      Section 3.5          Noncontravention; Consents............................................................10
      Section 3.6          Company Filings; Proxy Statement......................................................10
      Section 3.7          No Undisclosed Liabilities............................................................11
      Section 3.8          Absence of Material Adverse Effect....................................................11
      Section 3.9          Litigation and Legal Compliance.......................................................12
      Section 3.10         Contract Matters......................................................................13
      Section 3.11         Tax Matters...........................................................................16
      Section 3.12         Employee Benefit Matters..............................................................20
      Section 3.13         Environmental Matters.................................................................23
      Section 3.14         Properties............................................................................25
      Section 3.15         Intellectual Property Matters.........................................................25
      Section 3.16         Labor Matters.........................................................................26

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
      Section 3.17         Rights Agreement......................................................................27
      Section 3.18         Insurance Policies....................................................................27
      Section 3.19         Brokers' Fees.........................................................................27
      Section 3.20         Full Disclosure.......................................................................27

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER SUBSIDIARY.................................28
      Section 4.1          Organization..........................................................................28
      Section 4.2          Authorization of Transaction; Enforceability..........................................28
      Section 4.3          Noncontravention; Consents............................................................28
      Section 4.4          Brokers' Fees.........................................................................29
      Section 4.5          No Capital Ownership in the Company...................................................29
      Section 4.6          Adequate Cash Resources...............................................................29

ARTICLE 5 COVENANTS..............................................................................................29
      Section 5.1          General ..............................................................................29
      Section 5.2          Further Assurances....................................................................29
      Section 5.3          Interim Conduct of the Company........................................................30
      Section 5.4          Proxy Statement.......................................................................33
      Section 5.5          Additional Reports....................................................................33
      Section 5.6          Nonsolicitation of Acquisition Proposals..............................................34
      Section 5.7          Indemnification.......................................................................36
      Section 5.8          Public Announcements..................................................................38
      Section 5.9          Full Access...........................................................................39
      Section 5.10         Actions Regarding Antitakeover Statutes...............................................39
      Section 5.11         Employee Benefit Matters..............................................................39
      Section 5.12         Standstill Provisions.................................................................41
      Section 5.13         Notice of Developments................................................................41

ARTICLE 6 CONDITIONS TO THE CONSUMMATION OF THE MERGER...........................................................41
      Section 6.1          Conditions to the Obligations of Each Party...........................................41
      Section 6.2          Conditions to the Obligation of the Company...........................................41
      Section 6.3          Conditions to the Obligation of Parent and the Merger Subsidiary......................42
      Section 6.4          Frustration of Closing Conditions.....................................................43

ARTICLE 7 TERMINATION............................................................................................43
      Section 7.1          Termination...........................................................................43
      Section 7.2          Effect of Termination.................................................................44
      Section 7.3          Termination Fee.......................................................................44
      Section 7.4          Other Termination Fee Matters.........................................................45

ARTICLE 8 MISCELLANEOUS..........................................................................................46
      Section 8.1          Nonsurvival of Representations........................................................46
      Section 8.2          Specific Performance..................................................................46
      Section 8.3          Successors and Assigns................................................................46
      Section 8.4          Amendment.............................................................................46
      Section 8.5          Extension of Time; Waiver.............................................................46
      Section 8.6          Severability..........................................................................46
      Section 8.7          Counterparts..........................................................................46
      Section 8.8          Descriptive Headings..................................................................47
      Section 8.9          Notices ..............................................................................47
      Section 8.10         No Third Party Beneficiaries..........................................................48
      Section 8.11         Entire Agreement......................................................................48
      Section 8.12         Construction..........................................................................48
      Section 8.13         Consent to Jurisdiction...............................................................48
      Section 8.14         Governing Law.........................................................................48

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                             TABLE OF DEFINED TERMS

Acquisition Agreement                                             Section 5.6
Acquisition Proposal                                              Section 5.6
Affiliate                                                         Section 3.10
Affiliated Group                                                  Section 3.11
Agreement                                                         Preamble
Antitrust Laws                                                    Section 3.5
Certificate                                                       Section 2.1
Certificate of Merger                                             Section 1.3
Closing                                                           Section 1.2
Closing Date                                                      Section 1.2
Code                                                              Section 3.11
Company                                                           Preamble
Company Common Stock                                              Section 1.7
Company Disclosure Letter                                         Article 3
Company Material Adverse Effect                                   Section 3.1
Company Material Agreements                                       Section 3.10
Company Plans                                                     Section 3.12
Company Preferred Stock                                           Section 3.2
Company Representatives                                           Section 5.6
Company SEC Documents                                             Section 3.6
Company Stock                                                     Section 3.2
Company Stock Plans                                               Section 1.8
Company Stockholders Approval                                     Section 3.4
Company Stockholders                                              Section 3.3
Company Stockholders Meeting                                      Section 3.6
Confidentiality Agreement                                         Section 5.9
Constituent Corporations                                          Section 1.1
Deferred Compensation Plan                                        Section 5.11
Delaware Act                                                      Preamble
Dissenting Shares                                                 Section 1.7
Effective Time                                                    Section 1.3
Employee Pension Benefit Plan                                     Section 3.12
Employee Welfare Benefit Plan                                     Section 3.12
Employees                                                         Section 5.11
Environmental Law                                                 Section 3.13
ERISA                                                             Section 3.12
ESPP                                                              Section 5.11
Exchange Act                                                      Section 3.5
GAAP                                                              Section 3.6
Government Contract                                               Section 3.10

Governmental Entity                                               Section 3.5
Hazardous Materials                                               Section 3.13
HSR Act                                                           Section 3.5
Indemnified Parties                                               Section 5.7
Insurance Policies                                                Section 3.18
Intellectual Property                                             Section 3.15
Laws                                                              Section 3.9
Lien                                                              Section 3.2
Merger                                                            Preamble
Merger Consideration                                              Section 1.7
Merger Subsidiary                                                 Preamble
Multiemployer Plan                                                Section 3.12
Negotiation Period                                                Section 5.6
Parent                                                            Preamble
Parent Material Adverse Effect                                    Section 5.2
Paying Agent                                                      Section 2.2
Payment Fund                                                      Section 2.2
Permitted Liens                                                   Section 3.14
PGBC                                                              Section 3.12
Post-Closing Tax Period                                           Section 3.11
Pre-Closing Tax Period                                            Section 3.11
Proxy Statement                                                   Section 3.6
Rights                                                            Section 1.7
Rights Agreement                                                  Section 1.7
SEC                                                               Section 3.6
Securities Act                                                    Section 3.6
Stock Options                                                     Section 1.8
Subsidiary                                                        Section 1.7
Superior Proposal                                                 Section 5.6
Surviving Corporation                                             Section 1.1
Tax Authority                                                     Section 3.11
Tax Returns                                                       Section 3.11
Taxes                                                             Section 3.11
Termination Fee                                                   Section 7.3

                                                                  Execution Copy

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of May 2, 2002 (the "Agreement") among General Dynamics Corporation, a Delaware corporation (the "Parent"), Athena Acquisition I Corporation, a Delaware corporation and wholly-owned subsidiary of the Parent (the "Merger Subsidiary"), and Advanced Technical Products, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Board of Directors of each of the Parent, the Merger Subsidiary and the Company deem it advisable and in the best interests of their respective companies and stockholders to consummate the merger of the Merger Subsidiary with and into the Company, upon the terms and subject to the conditions set forth herein (the "Merger"), and have adopted resolutions in accordance with the General Corporation Law of the State of Delaware (as amended, the "Delaware Act") approving this Agreement, the Merger and the other transactions contemplated herein.

     WHEREAS, pursuant to the Merger, shares of the Company's common stock will be converted into the right to receive the Merger Consideration (as defined below) in the manner set forth herein, and the Company will become a wholly-owned subsidiary of the Parent.

     NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

     Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3) the Merger Subsidiary will be merged with and into the Company in accordance with the provisions of the Delaware Act. Following the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Merger Subsidiary will cease. The Merger Subsidiary and the Company are sometimes referred to collectively as the "Constituent Corporations."

     Section 1.2 The Closing. Unless this Agreement has been terminated pursuant to Section 7.1, the closing of the Merger (the "Closing") will take place at 10:00 a.m., local time, on a date to be specified by the parties that is no later than the third business day following satisfaction or waiver of the conditions set forth in Article 6 (the "Closing Date"), at the offices of Jenner & Block, LLC, 601 13th Street N.W., Suite 1200S, Washington, D.C., 20006, unless another date, time or place is agreed to in writing by the parties.

     Section 1.3 Effective Time. Upon the terms and conditions of this Agreement, on the Closing Date (or on such other date as the parties may agree) the Company will file with the Delaware Secretary of State an appropriate certificate of merger (the "Certificate of Merger") in accordance with the Delaware Act. The Merger will be consummated on the later of the date on which the Certificate of Merger has been filed with the Delaware Secretary of State, or such time as is agreed upon by the parties and specified in such Certificate of Merger. The time the Merger becomes effective in accordance with the Delaware Act is referred to in this Agreement as the "Effective Time."

     Section 1.4 Effects of the Merger. The Merger will have the effects set forth in this Agreement and Section 259 of the Delaware Act. Without limiting the generality of the foregoing, as of the Effective Time, the Surviving Corporation will succeed to all the properties, rights, privileges, powers, franchises and assets of the Constituent Corporations, and all debts, liabilities and duties of the Constituent Corporations will become debts, liabilities and duties of the Surviving Corporation.

     Section 1.5 Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation and bylaws of the Merger Subsidiary (as in effect immediately prior to the Effective Time), will become the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with their respective terms and the Delaware Act.

     Section 1.6 Directors and Officers. The directors and the officers of the Merger Subsidiary at the Effective Time will be the initial directors and officers of the Surviving Corporation and will hold office from the Effective Time in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

     Section 1.7 Conversion of Company Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Stock (as defined in Section 3.2):

          (a) Each share of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time, (other than shares of Company Common Stock to be canceled pursuant to (b) below and Dissenting Shares (as defined in (c) below)) will, by virtue of the Merger, be converted into the right to receive, upon the surrender of the certificate formerly representing such share in accordance with this Agreement, $33.50 in cash, without interest (the "Merger Consideration"). The Company Common Stock includes the associated rights to purchase Series RP Preferred Stock of the Company (the "Rights") issued pursuant to the Rights Agreement dated March 3, 2000, between the Company and American Stock Transfer & Trust Company (as amended, the "Rights


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

     Agreement"); all references herein to the Rights will include all benefits that may inure to holders of the Rights pursuant to the Rights Agreement and, unless the context otherwise requires, all references herein to Company Common Stock will include the Rights. All shares of Company Common Stock when converted, will no longer be outstanding and will automatically be canceled and retired, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive such Merger Consideration. In the event that subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Company Common Stock are changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or similar transaction, the Merger Consideration will be adjusted to reflect such change.

          (b) Each share of Company Common Stock owned immediately prior to the Effective Time by the Company, the Merger Subsidiary, the Parent, or any Subsidiary (as defined in (d) below) of the Parent or the Company, including without limitation, any such shares held as treasury stock of the Company or any Subsidiary of the Company, will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and extinguished without any action on the part of the holder thereof. For purposes of this section, shares of Company Common Stock owned beneficially or held of record by any plan, program or arrangement sponsored or maintained for the benefit of any current or former employee of the Company, the Parent or any of their respective Subsidiaries, will not be deemed to be held by the Company, the Parent or any such Subsidiary, regardless of whether the Company, the Parent or any such Subsidiary has the power, directly or indirectly, to vote or control the disposition of such shares.

          (c) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with all of the relevant provisions of Section 262 of the Delaware Act regarding appraisal for such shares ("Dissenting Shares"), will not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses their right to appraisal. The Company will give the Parent prompt written notice of any and all demands for appraisal rights, withdrawal of such demands and any other communications delivered to the Company pursuant to Section 262 of the Delaware Act, and the Company will give the Parent the opportunity, to the extent permitted by law, to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of the Parent, the Company will not voluntarily make any payment with respect to any demand for appraisal rights and will not settle or offer to settle any such demand. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares under the provisions of Section 262 of the Delaware Act, will receive payment thereof from the Surviving Corporation


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

     and such shares of Company Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist.

          (d) The term "Subsidiary" as used in this Agreement means any corporation, partnership, limited liability company or other business entity 50% or more of the outstanding voting equity securities of which are owned, directly or indirectly, by the Company or the Parent, as applicable.

     Section 1.8 Stock Options. The Company will cause each option, warrant or other right to purchase shares of Company Common Stock (collectively, the "Stock Options") under any option plan, program, agreement or other arrangement of the Company or any of its Subsidiaries, including the 2000 Advanced Technical Products, Inc. Stock Option Plan, the 2000 Advanced Technical Products, Inc. Non-Employee Directors Stock Option Plan, the Advanced Technical Products, Inc. Subsidiary Key Management Stock Option Plan (1996), the 1997 Advanced Technical Products, Inc. Stock Option Plan and the Advanced Technical Products, Inc.
Non-Employee Directors Stock Option Plan (collectively, the "Company Stock Plans") that is outstanding and unexercised, whether vested or unvested, immediately prior to the Effective Time, to be canceled as of the Effective Time and to be converted at the Effective Time into the right to receive, in full satisfaction of such Stock Options, cash from the Company in an amount equal to the product of (X) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Option immediately prior to the Effective Time (subject to adjustment pursuant to the last sentence of Section 1.7(a)) and
(Y) the number of shares of Company Common Stock issuable pursuant to such Company Option as of the Effective Time (in each case assuming such Company Option had been fully vested and fully exercisable immediately prior to the Effective Time), which cash payment will be made promptly following the Effective Time, and will be paid net of any applicable federal or state withholding taxes.

     Section 1.9 Conversion of Merger Subsidiary Common Stock. Each share of the common stock, par value $0.01 per share, of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one validly issued, fully paid and nonassessable share of the common stock, par value $0.01 per share, of the Surviving Corporation, and the Surviving Corporation will be a wholly-owned subsidiary of the Parent.

                                    ARTICLE 2

                                     PAYMENT

     Section 2.1 Surrender of Certificates. From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (a "Certificate") will be entitled to receive in exchange therefor, upon surrender thereof to the Paying Agent (as defined below), the Merger Consideration into which


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

the shares of Company Common Stock evidenced by such Certificate were converted pursuant to the Merger. No interest will be payable on the Merger Consideration to be paid to any holder of a Certificate irrespective of the time at which such Certificate is surrendered for exchange.

     Section 2.2 Paying Agent; Certificate Surrender Procedures.

               (a) Prior to the Effective Time, the Parent will designate (with the approval of the Company, not to be unreasonably withheld) and enter into an agreement with an institution or trust company to act as paying agent for the Merger Consideration (the "Paying Agent"). As soon as reasonably practical after the Effective Time, the Parent will deposit with the Paying Agent an amount in cash sufficient to provide all funds necessary for the Paying Agent to make payment of the Merger Consideration pursuant to this Agreement (the "Payment Fund"). Pending payment of such funds to the holders of Certificates, such funds will be held and may be invested by the Paying Agent as the Parent directs (so long as such directions do not impair the rights of holders of Company Stock) in the direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, or commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Parent or its designee, in the Parent's sole discretion. The Parent will promptly replace any funds lost through any investment made pursuant to this section.

               (b) As soon as reasonably practicable after the Effective Time, the Parent will instruct the Paying Agent to mail to each record holder of a Certificate (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such Certificates will pass, only upon delivery of the Certificate to the Paying Agent and will be in such form and have such other provisions as the Parent will reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates for the Merger Consideration. Upon the surrender to the Paying Agent of such Certificate or Certificates together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Paying Agent to be delivered in connection therewith, the holder will be entitled to receive the Merger Consideration into which the Certificate or Certificates so surrendered have been converted in accordance with the provisions of this Agreement. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration into which the shares of Company Common Stock represented by such Certificate have been converted in accordance with the provisions of this Agreement.

     Section 2.3 Transfer Books. The stock transfer books of the Company will be closed at the Effective Time, and no transfer of any shares of Company Common Stock will thereafter be recorded on any of the stock transfer books. In the event of a transfer of ownership of any

Company Common Stock prior to the Effective Time that is not registered in the stock transfer records of the Company at the Effective Time, the Merger Consideration into which such Company Common Stock has been converted in the Merger will be paid to the transferee in accordance with the provisions of
Section 2.2(b) only if the Certificate is surrendered as provided in Section 2.2 and accompanied by all documents required to evidence and effect such transfer (including evidence of payment of any applicable stock transfer taxes).

     Section 2.4 Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed one hundred eighty (180) days after the Effective Time will be delivered to the Parent upon demand, and each holder of Company Common Stock who has not previously surrendered Certificates in accordance with the provisions of this Article 2 will thereafter look only to the Parent for satisfaction of any claims for the Merger Consideration such holder may have. Notwithstanding the foregoing, neither the Parent, the Merger Subsidiary nor the Surviving Corporation will be liable to any former holder of Company Common
Stock for any portion of the Merger Consideration delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 2.5 Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit (in form and substance acceptable to the Parent) of that fact by the person making such a claim, and, if required by the Parent, the posting by such person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to
Section 2.2(b).

     Section 2.6 No Rights as Stockholder. From and after the Effective Time, the holders of Certificates will cease to have any rights as a stockholder of the Surviving Corporation except as otherwise expressly provided in this Agreement or by applicable Laws, and the Parent will be entitled to treat each Certificate that has not yet been surrendered for exchange solely as evidence of the right to receive the Merger Consideration into which the shares of Company Common Stock evidenced by such Certificate have been converted pursuant to the Merger, provided, however, that each holder of a Certificate that has become entitled to any dividend declared but unpaid as of the Effective Time will continue to be entitled to such dividend following the Effective Time, and the Surviving Corporation will pay such dividend to such holder in the amount and on the date specified therefor by the Board of Directors of the Company at the time of declaration thereof.

     Section 2.7 Withholding. The Parent will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any former holder of Company Common Stock all amounts required by law to be deducted or withheld therefrom. To the extent that amounts are so withheld by the Parent or the Merger Subsidiary, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Parent or the Merger Subsidiary.

     Section 2.8 Further Action. If, at any time after the Effective Time, any further action is determined by the Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of the Constituent Corporations, the officers and directors of the Surviving Corporation and the Parent shall be fully authorized (in the name of the Merger Subsidiary, in the name of the Company and otherwise) to take such action.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Parent and the Merger Subsidiary that, except as disclosed in (i) the Company SEC Documents (as defined in Section 3.6) filed with the SEC (as defined in Section 3.6) subsequent to May 13, 2001 but prior to the date hereof, or (ii) the letter dated as of the date of this Agreement from the Company to the Parent (the "Company Disclosure Letter"):

     Section 3.1 Organization. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to conduct business as a foreign corporation in each jurisdiction where such qualification or licensing is necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any event, circumstance, condition, change, development or effect that, either individually or in the aggregate with all other events, circumstances, conditions, changes, developments or effects, would have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, operations or results of operations of the Company and its Subsidiaries taken as a whole (but not taking into account any change or effect primarily caused by conditions affecting the United States economy or securities markets in general as a whole, or the Company's industry and not specifically relating to the Company and its Subsidiaries), or the ability of the Company to consummate the Merger and to perform its obligations under this Agreement. The Company has delivered to the Parent correct and complete copies of the certificate of incorporation and bylaws currently in effect for the Company and each of its Subsidiaries.

     Section 3.2 Capitalization.

          (a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $1.00 per share, of which 600,000 shares have been designated as Series RP Preferred Stock, (the "Company Preferred Stock," together with the Company Common Stock, the "Company Stock"). As of the close of business on April 30, 2002,
     (i) 5,890,064 shares of Company Common Stock were issued and outstanding, no shares were held by the Company as treasury shares and 1,000,000 shares were reserved for issuance pursuant to the Company Stock Plans; and (ii)
     600,000 shares of Company Preferred Stock were reserved for issuance pursuant to the Rights Agreement. Since April 30, 2002, no additional shares of capital stock have been issued except shares issued upon the exercise of Stock Options issued pursuant to the Company Stock Plans. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights. No shares of Company Preferred Stock have been issued or are outstanding.

          (b) Other than the Stock Options to acquire an aggregate of not more than 604,914 shares of Company Common Stock and the Rights, there are no outstanding or authorized options, calls, warrants, subscription rights, convertible securities, conversion rights, exchange rights or other contracts, agreements or commitments that could require the Company or any of its Subsidiaries to issue, transfer, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of its Subsidiaries or other equity interest in the Company or any of its Subsidiaries, or securities convertible into or exchangeable for such shares or equity interests. As of the date hereof, the Company Disclosure Letter sets forth a list of all outstanding Stock Options and stock appreciation rights, as well as the respective exercise prices, dates of grant and vesting schedules thereof. The Company is not party to or bound by any obligation to accelerate the vesting of any Stock Options.

          (c) Neither the Company nor any of its Subsidiaries is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company or any of its Subsidiaries.

          (d) The Board of Directors of the Company has not declared any dividend or distribution with respect to the Company Common Stock the record or payment date for which is on or after the date of this Agreement.

          (e) All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned by the Company or one of its Subsidiaries, free and clear of any and all liens, encumbrances, security interests, charges, pledges or other claims ("Liens"). Neither the Company nor any of its Subsidiaries own or control directly or indirectly, or have any direct or indirect equity participation in, any corporation, partnership, limited liability company, joint venture or other entity.

          (f) As of the date hereof, (i) no bonds, debentures, notes or other indebtedness of the Company having the right to vote are issued or outstanding, and (ii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

          (g) The Company Common Stock is traded on the Nasdaq National Market. No other securities of the Company or any of its Subsidiaries are listed or quoted for trading on any United States domestic or foreign securities exchange.

     Section 3.3 Authorization of Transaction; Enforceability. Subject to obtaining the Company Stockholders Approval (as defined in Section 3.4), the Company has full corporate power and authority and has taken all requisite corporate action to enable it to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated hereby and to perform its obligations hereunder. The Board of Directors of the Company has unanimously adopted resolutions approving this Agreement, the Merger and the other transactions contemplated hereby, determining that the foregoing are fair to, and in the best interests of, the Company and its stockholders (the "Company Stockholders"), and recommending that the Company's Stockholders approve this Agreement and the Merger. The foregoing resolutions of the Board of Directors of the Company have not been modified, supplemented or rescinded and remain in full force and effect. In connection with its adoption of the foregoing resolutions, the Board of Directors of the Company received the written opinion of Houlihan Lokey Howard & Zukin, financial advisor to the Board of Directors of the Company, to the effect that as of the date of this Agreement, the Merger Consideration is fair to the Company Stockholders from a financial point of view. The foregoing opinion has not been modified, supplemented or rescinded on or prior to the date of this Agreement. The Company has delivered to the Parent correct and complete copies of the foregoing resolutions and opinion. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The action taken by the Board of Directors of the Company constitutes approval of the Merger by the Board of Directors of the Company under the provisions of Section 203 of the Delaware Act, and no other fair price, moratorium, control share acquisition or other form of state takeover statute, rule or regulation is applicable to the Merger or consummation of the transactions contemplated hereby.

     Section 3.4 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholders Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and the consummation of the transactions contemplated hereby.

     Section 3.5 Noncontravention; Consents. Except for (a) filings and approvals necessary to comply with the applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") and the "blue sky" laws and regulations of various states, (b) filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any other applicable competition, merger control, antitrust or similar laws or regulations set forth in the Company Disclosure Letter (collectively with the HSR Act, the "Antitrust Laws"), (c) approval of the Merger by the Company's Stockholders and the filing of the Certificate of Merger pursuant to the Delaware Act, and any similar certificates or filings to be made pursuant to the corporation laws of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, and (d) any filings required under the rules and regulations of The Nasdaq Stock Market, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, (ii) result in a violation or breach of, be in conflict with, or constitute or create (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Company Material Agreement (as defined in
Section 3.10), (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule, order or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, (iv) require any filing or registration with, notification to, or authorization, consent or approval of, any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign (each a "Governmental Entity") or (v) result in the creation or imposition of any Lien on any of the property or assets of the Company or any of its Subsidiaries; except in the case of clauses (ii), (iii) (iv) and (v) for such violations, breaches or defaults that, or filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     Section 3.6 Company Filings; Proxy Statement.

          (a) The Company has filed on a timely basis all registration statements, proxy statements and other statements, reports, schedules, forms and other documents required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since December 31, 1997, and all exhibits and amendments thereto (collectively, the "Company SEC Documents"). Each of the Company SEC Documents, as of its filing date (or if amended, as of the date of its last amendment), complied with the applicable requirements of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") and the Exchange Act (as the case may be), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the

     Company is required to file any statements, reports, schedules, forms or other documents pursuant to the Securities Act or the Exchange Act.

          (b) Each of the consolidated balance sheets included in the Company SEC Documents fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the other related consolidated financial statements (including related notes) included therein fairly present in all material respects the results of operations and cash flows of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the consolidated financial statements (including related notes) included in the Company SEC Documents comply with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and has been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis during the periods or as of the respective dates involved, except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to normal year-end adjustments. There are no material off-balance sheet assets or liabilities of the Company or any of its Subsidiaries except as disclosed in the Company SEC Documents.

          (c) The definitive proxy statement materials (as amended or supplemented, the "Proxy Statement") to be sent to the Company's Stockholders in connection with the meeting of the stockholders to consider the Merger (the "Company Stockholders Meeting") will not, on the date the Proxy Statement is first mailed to the Stockholders, at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act.

     Section 3.7 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether accrued or unaccrued, absolute or contingent, liquidated or unliquidated, or due or to become due) except for (a) liabilities and obligations referenced (whether by value or otherwise) or reflected in the Company SEC Documents, (b) liabilities and obligations incurred in the ordinary course of business, consistent with past practice, since December 31, 2001, and (c) other liabilities and obligations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     Section 3.8 Absence of Material Adverse Effect. Since December 31, 2001, there has not been: (i) a Company Material Adverse Effect, nor does there exist or has there occurred any event, change, circumstance, condition, development or effect which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to any capital stock of the Company or any of its Subsidiaries or any purchase, redemption or other acquisition for value by the Company or any of its Subsidiaries of any capital stock of the Company or any of its Subsidiaries except in the ordinary course of business, consistent with past practice; (iii) any split, combination or reclassification of any capital stock of the Company or any of its Subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or any of its Subsidiaries; (iv) (A) any granting by the Company or any of its Subsidiaries to any director or executive officer of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreement in effect as of December 31, 2001, (B) any granting by the Company or any of its Subsidiaries to any such director or executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreement in effect as of December 31, 2001, or (C) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such director or executive officer; (v) any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting the assets, liabilities or results of operations of the Company or any of its Subsidiaries, other than such changes required by GAAP; or (vi) any material elections with respect to Taxes (as defined below) by the Company or any of its Subsidiaries (other than those elections reflected on Tax Returns (as defined below) filed as of the date hereof) or settlement or compromise by the Company or any of its Subsidiaries of any material Tax liability or refund.

     Section 3.9 Litigation and Legal Compliance.

          (a) As of the date hereof, there are no claims, actions, suits, proceedings or investigations pending or to the Company's knowledge, threatened by or against the Company or any of its Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, injunction, order or decree of any Governmental Entity which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no judicial or administrative actions, proceedings or investigations pending, or to the Company's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by the Company in connection with this Agreement.

          (b) Except for instances of noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with each federal, state, local and foreign law, statute, rule, regulation, ordinance, permit, order, writ, injunction, judgment or decree (collectively "Laws") to which the Company, any of its Subsidiaries, or any of their respective assets or properties may be subject. The Company and its Subsidiaries have all material permits, licenses, approvals, authorizations of and registrations with and under all Laws, and from all Governmental Entities, required by the Company and its Subsidiaries to carry on their respective businesses as currently conducted. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, agents or employees (i) used any corporate or other funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made or accepted any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or
     (iii) made or accepted any other unlawful payment, contribution, expenditure or gift.

     Section 3.10 Contract Matters.

          (a) The Company has provided the Parent with true and accurate copies of each of the following that are in effect or otherwise binding on the Company or any of its Subsidiaries or their respective properties or assets (collectively, the "Company Material Agreements"): (i) any credit agreement, note, bond, guarantee, mortgage, indenture, lease, or other instrument or obligation pursuant to which any "indebtedness" (as defined below) of the Company or any of its Subsidiaries is outstanding or may be incurred; (ii) any agreement, contract or binding commitment which has been, or was required to be, filed as an exhibit to the Company SEC
     Documents; and (iii) any (A) collective bargaining agreement; (B) employment or consulting agreement, contract or binding commitment providing for compensation or payments in excess of $100,000 in the current or any future year; (C) agreement, contract or commitment of indemnification or guaranty not entered into in the ordinary course of business providing for indemnification which would reasonably be expected to exceed $50,000, as well as any agreement, contract or commitment of indemnification or guaranty between the Company or any of its Subsidiaries and any of their respective officers or directors, irrespective of the amount; (D) agreement, contract or binding commitment containing any covenant directly or indirectly limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business, compete with any person, or sell any product, or which, following the consummation of the
     Merger, would so limit the Parent or the Surviving Corporation; (E) agreement, contract or binding commitment that will result in the payment by, or the creation of any commitment or obligation (absolute or contingent) to pay on behalf of the Company or any of its Subsidiaries any severance, termination, "golden parachute," or other similar payments to any employee following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement; (F) agreement, contract or binding commitment by the Company or any of its Subsidiaries relating to the disposition or acquisition of material assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise; (G) other agreement, contract or binding commitment which involves payment by the Company or any of its Subsidiaries of $500,000 or more in any twelve
     (12) month period, or $1,000,000 in the aggregate and which is not terminable on thirty (30) days notice without liability; or (H) other agreement, contract or binding commitment which is material to the operation, or which is outside the ordinary course, of the Company's and its Subsidiaries' businesses. The numerical thresholds set forth in this section shall not be deemed in any respect to define materiality for other purposes of this Agreement. The Company Disclosure Letter sets forth a complete and accurate list of the Company Material Agreements. For purposes of this section, "indebtedness" shall mean, with respect to any person, without duplication, (1) all obligations of such person for borrowed money,
     (2) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (3) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business) and (4) all obligations, the principal component of which are obligations under leases that are, or should be pursuant to GAAP, classified as capital leases.

          (b) Neither the Company nor any of its Subsidiaries has breached, is in default under, or has received written notice of any breach of or default under (or, would be in default, breach or violation with notice or lapse of time, or both), any Company Material Agreement, except for any such breach or default, that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no other party to any of the Company Material Agreements has breached or is in default of any of its obligations thereunder. Each of the Company Material Agreements is in full force and effect, and will continue to be in full force and effect following consummation of the transactions contemplated hereby, except in any such case for breaches, defaults or failures that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company Material Agreements constitutes the valid and legally binding obligation of the Company or the appropriate Subsidiary that is a party thereto (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). Neither the Company nor any of its Subsidiaries has received any notice of termination, cancellation or non-renewal with respect to any Company Material Agreement, and to the Company's knowledge, no other party to a Company Material Agreement plans to terminate, cancel or not renew any such agreement.

          (c) With respect to each contract, agreement, bid or proposal between the Company or any of its Subsidiaries and any (i) Governmental Entity, including any facilities contract for the use of government-owned facilities or (ii) third party relating to a contract between such third party and any domestic or foreign government or governmental agency (each a "Government Contract"), (A) the Company and each of its Subsidiaries have complied in all material respects with all terms and conditions of such Government Contract, including all clauses, provisions and requirements incorporated expressly by reference, or by operation of law therein, (B) the Company and each of its

     Subsidiaries have complied in all material respects with all requirements of all Laws, or agreements pertaining to such Government Contract, including where applicable the "Cost Accounting Standards" disclosure statement of the Company or such Subsidiary, (C) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct as of their effective dates and the Company and its Subsidiaries have complied with all such representations and certifications, (D) neither the United States government nor any prime contractor, subcontractor or other person or entity has notified the Company or any of its Subsidiaries, in writing or orally, that the Company or any of its Subsidiaries has breached or violated any Law, certification, representation, clause, provision or requirement pertaining to such Government Contract, (E) neither the Company nor any of its Subsidiaries has received any notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to such Government Contract, (F) other than in the ordinary course of business, no cost incurred by the Company or any of its Subsidiaries pertaining to such Government Contract has been questioned or challenged, is the subject of any audit or investigation or has been disallowed by any Governmental Entity, and (G) no payments due to the Company or any of its Subsidiaries pertaining to such Government Contract have been withheld or set off, nor has any claim been made to withhold or set off money, and the Company and its Subsidiaries are entitled to all progress or other payments received with respect thereto, except for any such failure, noncompliance, inaccuracy, breach, violation, termination, cost, investigation, disallowance or payment that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (d) To the Company's knowledge, neither the Company nor any of its Subsidiaries or any of their respective directors, officers, employees, consultants or agents is or since December 31, 1997 has been under any administrative, civil or criminal investigation, indictment or audit by any Governmental Entity or under investigation by the Company or any of its Subsidiaries with respect to any alleged improper act or omission arising under or relating to any Government Contract.

          (e) There exist (i) no material outstanding claims against the Company or any of its Subsidiaries, either by any Governmental Entity or by any prime contractor, subcontractor, vendor or other person or entity, arising under or relating to any Government Contract, and (ii) no material disputes between the Company or any of its Subsidiaries and the United States government under the Contract Disputes Act, as amended, or any other federal statute, or between the Company or any of its Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract. Neither the Company nor any of its Subsidiaries has
     (i) any interest in any pending claim against any prime contractor, subcontractor or vendor arising under or relating to any Government Contract, which, if adversely determined against the Company would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or (ii) any interest in any pending or potential material claim against any Governmental Entity.

          (f) Since December 31, 1997, neither the Company nor any of its Subsidiaries has been debarred or suspended from participation in the award of contracts with the United States government or any other Governmental Entity (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements). To the Company's knowledge, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company, any of its Subsidiaries or any of their respective directors, officers or employees. No payment has been made by or on behalf of the Company or any of its Subsidiaries in connection with any Government Contract in violation of applicable procurement laws, rules and regulations or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt Practices Act of 1977, as amended.

          (g) Neither the Company nor any of its Subsidiaries is (or has been since December 31, 2001) a party to a material transaction with an Affiliate (as defined below), nor are there any commitments to do so in the future. The assets of the Company and its Subsidiaries do not include any receivable or other obligation or commitment from an Affiliate, and the liabilities of the Company and its Subsidiaries do not include any payable or other obligation or commitment to any Affiliate. No Affiliate is a party to any contract with any customer or supplier of the Company or any of its Subsidiaries, except that with respect to any Affiliate that is an Affiliate solely based on its ownership of 5% or more of the voting securities of the Company, such representation is made to the knowledge of the Company. For purposes of this Agreement, "Affiliate" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, unincorporated organization, or other entity that (i) owns 5% or more of the voting securities of the Company or any of its Subsidiaries, (ii) is a director, executive or officer employed by the Company or any of its Subsidiaries, or (iii) directly or indirectly controls, is controlled by or is under common control with the Company or any of its Subsidiaries.

     Section 3.11 Tax Matters.

          (a) (i) The Company and each of its Subsidiaries have timely filed all required returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) (collectively, "Tax Returns") relating to any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect to the foregoing, including any transferee or secondary liability for a tax and any liability assumed by agreement or arising as a result of being or ceasing to be a member of any affiliated group, or being included or required to be included in any Tax Return relating thereto (collectively "Taxes"), and all such Tax Returns are correct and complete in all material respects. As of the time of filing, the foregoing Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status, or other matters of the Company and any of its Subsidiaries, or any other information required to be shown thereon; (ii) the foregoing Tax Returns are not subject to penalties under Section 6662 of the Internal Revenue Code of 1986, as amended (together with the rules and regulation thereunder, the "Code"), relating to accuracy-related penalties (or any corresponding provision of the state, local or foreign Tax law) or any predecessor provision of Law; (iii) an extension of time within which to file any Tax Return that has not been filed, requested or granted; (iv) no material claim has been made within the past five (5) years or, to the Company's knowledge, is expected to be made by any U.S., foreign, state or local governmental authority having the power to regulate, impose or collect Taxes ("Tax Authority") in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; (v) there are no liens for Taxes other than for current Taxes not yet due and payable on the assets of the Company or any of its Subsidiaries; (vi) the Company and each of its Subsidiaries have withheld, deducted or collected all Taxes required to have been withheld, deducted or collected in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party, and, to the extent required, all such amounts have been paid to the proper Tax Authority or other person; and (vii) the Company or any of its Subsidiaries have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (b) The Company and each of its Subsidiaries have complied with all applicable Tax Laws and agreements (including under Tax allocation agreements), and all amounts required to be paid by the Company or any of its Subsidiaries to Tax Authorities or others have been paid or adequately reserved for in accordance with GAAP in the financial statements of the Company.

          (c) The unpaid Taxes of the Company or any of its Subsidiaries as of the most recent financial statement contained in the Company SEC Documents
     (i) did not exceed the accrued Tax liability (rather than any reserve for deferred Taxes established to reflect differences between book and Tax income) set forth either on the face of the Company consolidated balance sheet, or in the notes thereto; and (ii) will not exceed that accrued Tax liability as adjusted for operations and transactions through the Closing Date in accordance with the past practice of the Company in filing its Tax Returns or in preparing its consolidated financial statements.

          (d) The Company does not expect any Tax Authority to assess any additional Tax against the Company or any of its Subsidiaries for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries either claimed or raised by any Tax Authority in writing, or to the knowledge of the Company, based upon personal contact of any officer, employee or agent of the Company with any agent of such Tax Authority. The Company Disclosure Letter sets forth (i) the taxable years of the Company or any of its Subsidiaries as to which the respective statutes of limitations with respect to Taxes has not yet expired; and (ii) with respect to such taxable years, those years for which (A) examinations have been completed; (B) examinations are presently being conducted; (C) examinations have not been initiated; and (D) required Tax Returns have not yet been filed. All deficiencies asserted or assessments made as a result of any examinations have been fully paid or otherwise discharged.

          (e) Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any other person (other than the Company or a Subsidiary) under the provisions of Treasury Regulation Section 1.1502-6 (or similar provisions of state, local or foreign Tax law) as a transferee or successor by contract or otherwise.

          (f) The Company Disclosure Letter sets forth the net operating loss carryovers and any Tax attribute carryovers of the Company (including net capital losses, excess foreign tax credits, excess general business credits and alternative minimum tax payments) as of the date hereof. Except as may result from the Merger, there are no limitations pursuant to Sections 382, 383 or 384 of the Code or the SRLY limitations of Treasury Regulation Sections 1.1502-21 or 1.1502-22 on the ability of the Company to use such carryovers.

          (g) The Company (i) does not have any excess loss account (as defined in Treasury Regulation Section 1.1502-19) with respect to the stock of any Subsidiary; and (ii) is not required to include in taxable income for a taxable period or portion of period ending on or after the Closing Date ("Post-Closing Tax Period") any item of income or gain reported for financial purposes in any tax period or portion of period ending on or before the Closing Date ("Pre-Closing Tax Period").

          (h) (i) Neither the Company nor any affiliated group of corporations within the meaning of Section 1504(a) of the Code ("Affiliated Group") in which the Company is or was a member has filed a consent pursuant to the collapsible corporation provision of Section 341(f) of the Code (or any corresponding provision of state, local, or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local, or foreign income Tax law) apply to any disposition of any asset owned by the Company; (ii) none of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code; (iii) none of the assets of the Company are required to be or are being depreciated under the alternative depreciation system under Section 168(g)(2) of the Code; (iv) none of the assets of the Company are "tax-exempt use property" within the meaning of Section 168(h) of the Code; (v) the Company has not made and will not make a consent dividend election under Section 565 of the Code;
     (vi) the Company has not agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (vii) the Company has not been a member of an Affiliated Group that has filed an election to discontinue filing consolidated returns pursuant to Rev. Proc. 91-11; (viii) neither the Company nor any of its Subsidiaries has made or is bound by any election under Section 197 of the Code; and (ix) the Company or any of its Subsidiaries are not a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of
     Section 280G of the Code, or any payment that would otherwise not be deductible or that provides for any gross-up payments in the event that
     Section 280G of the Code applies.

          (i) The Company does not have or has not had any disqualified interest expense within the meaning of Section 163(j) of the Code.

          (j) Neither the Company nor any Affiliated Group of which the Company is or has been a member has participated in an international boycott within the meaning of Section 999 of the Code.

          (k) The Company has made available to the Parent correct and complete copies of all Tax Returns filed by the Company or any of its Subsidiaries or by any other entity on behalf of the Company or any of its Subsidiaries for all taxable periods beginning on or after January 1, 1997.

          (l) Neither the Company nor any of its Subsidiaries is a party to any Tax indemnity, Tax sharing, Tax allocation or similar agreement or arrangement. Any liability or obligation of the Company or any of its Subsidiaries to any third party under such agreements will terminate as of the Closing Date and be of no further force or effect. Any payments pursuant to such agreements that were not reflected in the most recent financial statements contained in the Company SEC Documents are set forth in the Company Disclosure Letter.

          (m) No amount payable by either the Company or any of its Subsidiaries will be subject to disallowance under Section 162(m) of the Code.

          (n) There are no outstanding rulings of, or requests for rulings with, any Tax Authority expressly addressed to the Company or any of its Subsidiaries that are, or if issued would be, binding upon the Company or any of its Subsidiaries for any Post-Closing Tax Period.

          (o) Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

          (p) The Company does not have any Code Section 367 gain recognition agreements.

          (q) The Company is not a foreign-owned corporation within the meaning of Section 6038A(c) of the Code.

          (r) Neither the Company nor any of its Subsidiaries has engaged in any "reportable transaction," including but not limited to any "listed transaction," within the meaning of Section 6011 of the Code or any other applicable federal law including but not limited to any Internal Revenue Service ruling, procedure, notice or other pronouncement.

     Section 3.12 Employee Benefit Matters.

          (a) The Company Disclosure Letter lists each plan, fund, program, policy, contract or commitment, whether qualified or not qualified for federal income tax purposes, whether for the benefit of a single individual or more than one individual whether or not subject to the Employee Retirement Income Security Act of 1974, as amended (together with the rules and regulations thereunder, "ERISA"), whether written or oral which is (i) an employee pension benefit plan as defined in Section 3(2) of ERISA ("Employee Pension Benefit Plan"), (ii) an employee welfare benefit plan as defined in Section 3(1) of ERISA ("Employee Welfare Benefit Plan") or (iii) an incentive, voluntary employees' beneficiary association as defined in
     Section 501(c)(9) of the Code, bonus, employment, stock or other equity, retention, non-competition, deferred compensation, executive, severance, change in control or ownership or other benefit or compensatory plan, fund, program, policy, agreement, contract or commitment for the Company or any Subsidiary employees, former employees, directors, independent contractors, former independent contractors or their dependents or their beneficiaries (collectively, all of the foregoing, the "Company Plans"). With respect to each Company Plan:

               (i) such Company Plan (and each related trust, insurance contract or fund) has been administered in a manner consistent in all material respects with its written terms and complies in form and operation with the applicable requirements of ERISA and the Code, all regulations, and other applicable Laws, including without limitation, all tax rules for which favorable tax treatment is intended, except for any such violation that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               (ii) all required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been timely filed or distributed appropriately with respect to such Company Plan, except for any such violation that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               (iii) the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code have been met with respect to each such Company Plan which is an Employee Welfare Benefit Plan, except for any such violation that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               (iv) all material contributions, premiums and other payments (including all employer contributions and employee salary reduction contributions) that are required to be made under the terms of any Company Plan or applicable collective bargaining agreement have been timely made or have been adequately and properly provided for in the financial statements contained in the most recent Company SEC Documents;

               (v) each such Company Plan which is an Employee Pension Benefit Plan and intended to be a "qualified plan" under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and, to the Company's knowledge, no event has occurred which could reasonably be expected to cause the loss, revocation or denial of any such favorable determination letter other than legally required amendments the time for the making of which has not yet expired;

               (vi) the Company has made available and will continue to make available to the Parent, upon its request, correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, the most recent actuarial report, the most recent audited financial statements, and all related trust agreements, insurance contracts and other funding agreements that implement a Company Plan. The valuation summaries provided by the Company reasonably represent the assets and liabilities attributable to Company Plans calculated in accordance with the Company's past practices;

               (vii) no Company Plan that is an Employee Pension Benefit Plan has been amended in any manner which would require the posting of security under Section 401(a)(29) of the Code or Section 307 of ERISA;

               (viii) neither the Company nor any of its Subsidiaries has any legally binding plan or commitment to create any additional employee benefit plan or to materially modify or change any Company Plan affecting any employee or terminated employee of the Company or any of its Subsidiaries other than as may be required in accordance with this Agreement.

               (ix) the Company Disclosure Letter includes (A) a workers' compensation paid loss summary for the last three years on an accident year basis, which summary and listing are true and correct in all material respects; and (B) a recent listing of all open workers' compensation claims showing claimant name, claim number, description, paid loss and case reserve which summary and listing are true and correct in all material respects;

               (x) the Company has never been, nor is it a party to or otherwise bound by any advance agreement or similar arrangement with any Governmental Entity, relating to the allowability, allocation or reimbursement of benefit costs or other matters in connection with any Company Plan; and

               (xi) all Company Plans are by their terms able to be amended or terminated by the Company.

          (b) With respect to each Company Plan that the Company or any of its Subsidiaries maintains or has maintained within the past six years, or to which any of them contributes, ever has contributed or ever has been required to contribute in the past six years:

               (i) no such Company Plan that is an Employee Pension Benefit Plan subject to Title IV of ERISA (other than any multiemployer plan as defined in Section 37(A) of ERISA ("Multiemployer Plan")) has been completely or partially terminated (other than any termination which, individually or in the aggregate, could not reasonably be expected to have a material liability), no reportable event (as defined in Section 4043 of ERISA) as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation (the "PBGC") has occurred but has not yet been so reported, and no proceeding by the PBGC to terminate such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted;

               (ii) there have been no non-exempt prohibited transactions (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to such plan, no fiduciary has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plan, and no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of such plan (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened;

               (iii) other than routine claims for benefits, neither the Company nor any of its Subsidiaries has incurred, and the Company has no reason to expect that the Company or any of its Subsidiaries will incur, any material liability under Title IV of ERISA or under the Code with respect to any Company Plan that is an Employee Pension Benefit Plan; and

               (iv) neither the Company nor any of its Subsidiaries has incurred any outstanding liability under Section 4062 of ERISA to the PBGC, to a trust established under Section 4041 or 4042 of ERISA, or to a trustee appointed under Section 4042 of ERISA.

          (c) Neither the Company nor any of its Subsidiaries contributes to, contributed to, or has ever been obligated to contribute to, a Multiemployer Plan. None of the transactions contemplated by this Agreement will trigger any withdrawal or termination liability under any Multiemployer Plan set forth in the Company Disclosure Letter.

          (d) Other than pursuant to a Company Plan that is disclosed on the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any obligation to provide medical, health, life insurance or other welfare benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code).

          (e) No Company Plan contains any provision that would prohibit the transactions contemplated by this Agreement or would give rise to any severance, termination, payment, acceleration or increase in benefits provided by any Company Plan as a result of the transactions contemplated by this Agreement (alone or together with the occurrence of any other event). Every executive of the Company that is covered by a Company Plan that is an employment, severance or change of control agreement has consented to the transactions contemplated by this Agreement.

          (f) No individual classified as a non-employee for purposes of receiving employee benefits (such an independent contractor, leased employee, consultant or special consultant), regardless of treatment for other purposes, is eligible to participate in or receive benefits under any Company Plan that does not specifically provide for their participation.

     Section 3.13 Environmental Matters.

          (a) Since December 31, 2001, (i) the Company and its Subsidiaries have been in compliance in all material respects with all Environmental Laws (as defined below) with respect to all real property owned, leased (whether as lessor or lessee), or otherwise used in connection with any of their operations, (ii) neither the Company nor any of its Subsidiaries has any material liability, whether contingent or otherwise, under, or for any violations of, any Environmental Law, (iii) no notices of any material violation or alleged violation of, non-compliance or alleged noncompliance with or any liability under, any Environmental Law have been received by the Company or any of its Subsidiaries that are currently outstanding and unresolved as of the date of this Agreement, (iv) there are no material administrative, civil or criminal writs, injunctions, decrees, orders or judgments outstanding or any administrative, civil or criminal actions, suits, claims, proceedings or investigations pending or, to the Company's knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting the Company or any of its Subsidiaries, (v) the Company and its Subsidiaries possess all material environmental permits required by applicable Environmental Laws with respect to all real property owned, leased (whether as lessor or lessee), or otherwise used in connection with any of their operations, and (vi) to the knowledge of the Company, no material changes or alterations in the practices or operations of the Company or any of its Subsidiaries as presently conducted are anticipated to be required in the future in order to permit the Company and its Subsidiaries to continue to comply in all material respects with all applicable Environmental Laws. The Company Disclosure Letter sets forth the amount reserved as of the date of this Agreement by the Company for management of any liability arising from, or for compliance with, all Environmental Laws.

          (b) The term "Environmental Law" as used in this Agreement means any Law, with respect to the preservation of the environment or the promotion of worker health and safety, including any Law, relating to Hazardous
     Materials (as defined in Section 3.13(c) below). Without limiting the generality of the foregoing, the term encompasses each of the following statutes and the regulations promulgated thereunder, and any similar applicable state, local or foreign Law, each as amended: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (ii) the Solid Waste Disposal Act, (iii) the Hazardous Materials Transportation Act, (iv) the Toxic Substances Control Act, (v) the Clean Water Act, (vi) the Clean Air Act, (vii) the Safe Drinking Water Act,
     (viii) the National Environmental Policy Act of 1969, (ix) the Superfund Amendments and Reauthorization Act of 1986, (x) Emergency Planning and Community Right to Know Act, (xi) the Federal Insecticide, Fungicide and Rodenticide Act and (xii) the Occupational Safety and Health Act of 1970.

          (c) The term "Hazardous Materials" as used in this Agreement means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance (i) that is defined, determined or identified as hazardous or toxic under any Environmental Law or (ii) the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment of which is prohibited under any Environmental Law. Without limiting the generality of the foregoing, the term includes (i) "hazardous substances" as defined in the
     Comprehensive Environmental Response, Compensation and Liability Act of 1980, and regulations promulgated thereunder, each as amended, (ii) "extremely hazardous substance" as defined in the Emergency Planning and Community Right to Know Act and regulations promulgated thereunder, each as amended, (iii) "hazardous waste" as defined in the Solid Waste Disposal Act and regulations promulgated thereunder, each as amended, (iv) "hazardous materials" as defined in the Hazardous Materials Transportation Act and the regulations promulgated thereunder, each as amended, (v) "chemical substance or mixture" as defined in the Toxic Substances Control Act and regulations promulgated thereunder, each as amended, (vi) petroleum and petroleum products and byproducts and (vii) asbestos.

     Section 3.14 Properties. The Company and its Subsidiaries have good and, in the case of real property, marketable title to all the properties and assets purported to be owned by them, free and clear of all Liens except (a) Liens for current Taxes or assessments that are not yet delinquent, (b) builder, mechanic, warehousemen, materialmen, contractor, workmen, repairmen, carrier or other similar Liens arising and continuing in the ordinary course of business for obligations that are not yet delinquent, (c) the rights, if any, of vendors having possession of tooling of the Company and its Subsidiaries, (d) liens arising from the receipt by the Company and its Subsidiaries of progress payments by the United States government, (e) Liens securing rental payments under capital lease arrangements and (f) other Liens that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (all of which are herein collectively called "Permitted Liens"). Such assets, together with all assets held or used by the Company and its Subsidiaries under leases, include all tangible and intangible assets, contracts and rights necessary or required for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted by the Company and its Subsidiaries. All machinery, equipment and other tangible assets currently being used by the Company or its Subsidiaries which are owned or leased by the Company or its Subsidiaries are reasonably adequate and suitable for the uses to which they are currently being employed and are in good operating condition and repair (ordinary wear and tear excepted).

     Section 3.15 Intellectual Property Matters.

          (a) The Company and its Subsidiaries own or have the right to use pursuant to valid license, sublicense, agreement or permission all items of Intellectual Property (as defined below) necessary or required for their business or operations as presently conducted and as presently proposed to be conducted. Neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation of the Intellectual Property rights of any third party. Since December 31, 1997, to the Company's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or any of its Subsidiaries. The conduct of the business and operations of the Company and its Subsidiaries do not infringe upon, misappropriate, or misuse any patent, trademark, copyright, trade secret, or other intellectual property or proprietary right of any third party. All of the Intellectual Property is free and clear of any and all Liens. There has been no abandonment of any trademark or service mark included in any Intellectual Property used in the conduct of the business and operations of the Company and its Subsidiaries. All material third-party licenses in Intellectual Property used or held for use in the conduct of the business and operations of the Company and its Subsidiaries are described in the Company Disclosure Letter and, except for the foregoing third-party licenses, no third party has rights in or otherwise has the right to restrict the conduct of the business and operations of the Company and its Subsidiaries. To the Company's knowledge, there is no material defect, virus, timer, clock, counter, back door, time bomb, or other limiting feature incorporated into any computer software used or held for use in the conduct of the business and operations of the Company and its Subsidiaries that would erase data or programming, create a likelihood for a breach of security or confidentiality, or otherwise inhibit the proper operation of the computer software and the ability or right of the Company or any of its Subsidiaries to conduct its business and operations as presently conducted and as presently proposed to be conducted.

          (b) The term "Intellectual Property" as used in this Agreement means, collectively, U.S. and foreign patents and patent applications, patent disclosures, trademarks, service marks, logos, trade names, copyrights, copyrightable materials, and mask works, and all registrations, applications, reissuances, continuations, continuations-in-part, revisions, extensions, reexaminations and associated good will with respect to each of the foregoing, computer software (including source and object codes), computer programs, computer data bases and related documentation and materials, data, documentation, trade secrets, confidential business information (including ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data and pricing and cost information) and all other intellectual property rights (in whatever form or medium). The Company Disclosure Letter includes a list of all registered patents, patent applications, trademarks and service marks owned by the Company or any of its Subsidiaries.

     Section 3.16 Labor Matters. The Company Disclosure Letter sets forth a list of all collective bargaining agreements, memoranda of understanding, settlements or other labor agreements with any union or labor organization. There are no disputes or controversies pending or, to the Company's knowledge, threatened between the Company or any of its Subsidiaries and any of their current or former employees or any labor or other collective bargaining unit representing any such employee that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or to result in a material labor strike, dispute, slow-down or work stoppage. To the Company's knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries. To the Company's knowledge, no executive, key employee or group of employees of the Company or any of its Subsidiaries has any plan to terminate employment with the Company or its Subsidiaries. There are no current Department of Labor, Office of Federal Contract Compliance Programs or Equal Employment Opportunity Commission audits pending with respect to the Company or any of its Subsidiaries. As of the date of this Agreement, there are no Office of Federal Contract Compliance Programs conciliation agreements in effect with respect to the Company or any of its Subsidiaries. There are no material liabilities or obligations relating to any individual's current or former employment with the Company or its Subsidiaries or related entities arising in connection with any violation of any applicable law.

     Section 3.17 Rights Agreement. The Company and its Board of Directors have taken all action necessary to ensure that (a) the execution and delivery of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby, will not cause (i) the Parent or the Merger Subsidiary to become an "Acquiring Person" (as defined in the Rights Agreement), (ii) a "Shares Acquisition Date" (as defined in the Rights Agreement) or a "Distribution Date" (as defined in the Rights Agreement) to occur, or (iii) the Rights to become exercisable; and (b) neither of the Company, the Parent, the Merger Subsidiary, nor the Surviving Corporation, nor any of their respective affiliates, shall have any obligations pursuant to the Rights Agreement or to any holder (or former holder) of Rights as of and following the Effective Time.

     Section 3.18 Insurance Policies. The Company's Disclosure Letter sets forth the insurance policies maintained by the Company and its Subsidiaries (the "Insurance Policies") and their respective coverage and renewal dates. All of such Insurance Policies are in full force and effect and neither the Company nor any of its Subsidiaries is in material default with respect to its obligations under any of such insurance policies. No notice of cancellation or termination or rejection of any claim has been received by the Company or any of its Subsidiaries with respect to any such Insurance Policy in the last year. During the past five years, (i) the Company and its Subsidiaries has been covered by insurance in scope and amount customary and reasonable for the businesses in which it has been engaged during such period, and (ii) neither the Company nor any of its Subsidiaries has been denied insurance, or been offered insurance only at a commercially prohibitive premium.

     Section 3.19 Brokers' Fees. Except for the fees and expenses payable by the Company to Houlihan Lokey Howard & Zukin pursuant to a letter agreement dated April 9, 2002, neither the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated by this Agreement.

     Section 3.20 Full Disclosure. No representation or warranty in this Agreement, and no statement contained in any document or certificate contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact, necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                    ARTICLE 4

     REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER SUBSIDIARY

     Each of the Parent and the Merger Subsidiary, as the case may be, represents and warrants to the Company that:

     Section 4.1 Organization. Each of the Parent and the Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently being conducted. All of the issued outstanding shares of capital stock of the Merger Subsidiary have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights and are owned by the Parent free and clear of any Lien.

     Section 4.2 Authorization of Transaction; Enforceability. Each of the Parent and the Merger Subsidiary has full corporate power and authority and has taken all requisite corporate action to enable it to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated hereby, and to perform its obligations hereunder. Each of the Board of Directors of the Parent and the Board of Directors of the Merger Subsidiary has unanimously adopted resolutions approving this Agreement, the Merger and the other transactions contemplated hereby, determining that the foregoing are fair to, and in the best interests of, the Parent and its stockholders and the Merger Subsidiary and its sole stockholder, as the case may be. The foregoing resolutions of each such Board of Directors have not been modified, supplemented or rescinded and remain in full force and effect. This Agreement constitutes the valid and legally binding obligation of each of the Parent and the Merger Subsidiary, enforceable against the Parent and the Merger Subsidiary in accordance with its terms and conditions (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

     Section 4.3 Noncontravention; Consents. Except for (a) filings and approvals necessary to comply with the applicable requirements of the Exchange Act and the "blue sky" laws and regulations of various states, (b) filings pursuant to the Antitrust Laws, (c) the filing of the Certificate of Merger pursuant to the Delaware Act, and (d) any filings required under the rules and regulations of the New York Stock Exchange, neither the execution and delivery of this Agreement by the Parent or the Merger Subsidiary, nor the consummation by the Parent or the Merger Subsidiary of the transactions contemplated hereby, will (i) violate or conflict with any provision of the certificate of incorporation or bylaws of the Parent or the Merger Subsidiary, (ii) violate or conflict with any order, writ, judgment, injunction, decree, law, statute, rule, order or regulation applicable to the Parent or the Merger Subsidiary or any of their properties or assets, or (iii) require Parent or any of its Subsidiaries to make any filing or registration with, notification to, or obtain the authorization, consent or approval of, any Governmental Entity,


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

except in the case of clauses (ii) and (iii) for such violations or filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain would not, individually or in the aggregate, affect the ability of the Parent or the Merger Subsidiary to consummate the Merger and to perform its respective obligations under this Agreement.

     Section 4.4 Brokers' Fees. Neither the Parent nor the Merger Subsidiary has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated by this Agreement.

     Section 4.5 No Capital Ownership in the Company. Neither the Parent nor any of its Subsidiaries owns any shares of Company Common Stock.

     Section 4.6 Adequate Cash Resources. The Parent has or has available to it the funds necessary to establish the Payment Fund.

                                    ARTICLE 5

                                    COVENANTS

     Section 5.1 General. Subject to the terms and conditions of this Agreement, each of the parties will take all actions and do all things necessary, proper or advisable to perform its obligations under this Agreement which are required to be performed on or prior to the Closing, and use its reasonable best efforts to consummate and make effective the transactions contemplated by this Agreement as promptly as reasonably practical.

     Section 5.2 Further Assurances. Prior to the Closing Date, each of the parties will (a) give all required notices to third parties and Governmental Entities and will use its best efforts to obtain all third party and governmental consents and approvals that it is required to obtain in connection with this Agreement, the Merger and the other transactions contemplated hereby and (b) use its best efforts to prevent any preliminary or permanent injunction or other order by a Governmental Entity that seeks to modify, delay or prohibit the consummation of the transactions contemplated by this Agreement, including under the Antitrust Laws, and, if issued, to appeal any such injunction or order through the appellate court or body for the relevant jurisdiction. Within ten
(10) business days following the execution of this Agreement, each of the parties will file a Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use its respective best efforts to obtain early termination of the applicable waiting period under all Antitrust Laws and will take all further actions and make all further filings pursuant to the Antitrust Laws that may be necessary, proper or advisable. Nothing contained in this Agreement will be deemed to require the Parent to enter into any agreement, consent decree or other commitment requiring the Parent or any of its Subsidiaries to (x) divest or hold separate any assets of the Company or its Subsidiaries, or the Parent or its Subsidiaries, (y) litigate, pursue or defend any action or proceeding challenging any of the transactions contemplated hereby as violative of any Antitrust Laws, or (z) take any other action that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any event, circumstance, condition, change, development or effect that, either individually or in the aggregate with all other events, circumstances, conditions, changes, developments or effects, would have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, operations or results of operations of the Parent and its Subsidiaries taken as a whole, or the ability of the Parent to consummate its obligations under this Agreement. In connection with the foregoing, each party (i) will promptly notify the other party in writing of any communication received by that party or its Affiliates from any Governmental Entity, and subject to applicable Law, provide the other party with a copy of any such written communication (or written summary of any oral communication), and (ii) not participate in any substantive meeting or discussion with any Governmental Entity in respect of any filing, investigation or inquiry concerning the transactions contemplated by this Agreement unless it consults with the other party in advance, and to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate thereat.

     Section 5.3 Interim Conduct of the Company.

          (a) Except as expressly permitted by this Agreement, the Company Disclosure Letter or pursuant to the Parent's prior written consent, from and after the date of this Agreement through the Closing, the Company will, and will cause each of its Subsidiaries, (i) to conduct its operations in accordance with its ordinary course of business, consistent with past practice, and (ii) to the extent consistent therewith, use its best efforts to preserve intact its business organizations, keep available the services of its current officers and employees, preserve the goodwill of those having business relationships with the Company and its Subsidiaries, preserve its relationships with customers, creditors and suppliers, maintain its books, accounts and records and comply in all material respects with applicable Laws.

          (b) Notwithstanding the foregoing, the Company will not, and will not cause or permit any of its Subsidiaries to, take any of the following actions without the prior written consent of the Parent:

               (i) amend its certificate (or articles) of incorporation or bylaws or file any certificate of designation or similar instrument with respect to any shares of its authorized but unissued capital stock;

               (ii) authorize or effect any stock split or combination or reclassification of shares of its capital stock;

               (iii) declare or pay any dividend or distribution with respect to its capital stock (other than dividends payable by a wholly-owned
          Subsidiary of the Company to the Company or another wholly-owned Subsidiary), authorize for issuance or issue, sell, pledge or deliver any shares of its capital stock (other than in connection with the exercise of currently outstanding Stock Options listed in the Company Disclosure Letter), options, warrants, commitments, subscriptions, other rights to purchase any shares of capital stock, or any other securities exercisable or exchangeable for or convertible into shares of its capital stock, or repurchase, redeem or otherwise acquire for value any shares of its capital stock or any other securities exercisable or exchangeable for or convertible into shares of its capital stock;

               (iv) merge or consolidate with any entity;

               (v) sell, lease, license, encumber or otherwise dispose of any assets or any interests therein that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, including any shares of the capital stock of any of its Subsidiaries, other than assets used, consumed, replaced or sold in the ordinary course of business, consistent with past practice;

               (vi) liquidate, dissolve or effect any recapitalization or reorganization in any form;

               (vii) acquire any interest in any business (whether by purchase of assets, purchase of stock, merger or otherwise) or enter into any joint venture, partnership agreement, joint development agreement, strategic alliance agreement or other similar agreement;

               (viii) create, incur, endorse, assume, otherwise become liable for or suffer to exist any indebtedness for borrowed money (including capital lease obligations) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or its Subsidiaries, or guarantee any debt securities of others, other than indebtedness existing as of the date of this Agreement, borrowings under existing credit lines in the ordinary course of business, consistent with past practice, and intercompany indebtedness among the Company and its Subsidiaries arising in the ordinary course of business, consistent with past practice;

               (ix) create, incur, assume or suffer to exist any Lien affecting any of its material assets or properties (other than Permitted Liens);

               (x) except as required as the result of changes in GAAP, change any of the accounting principles or practices used by it as of December 31, 2001, or revalue in any material respect any of its assets or properties, other than write-downs of inventory or accounts receivable in the ordinary course of business, consistent with past practice, or manage its working capital other than in the ordinary course of business, consistent with past practice;

               (xi) except as required under the terms of any collective bargaining agreement or consulting, executive or employment agreement in effect on the date of this Agreement and except as set forth in the Company Disclosure Letter, increase the compensation payable or to become payable to officers and salaried employees whose annual base salary exceeds $75,000 or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers or salaried employees, or grant any severance or termination pay (A) to any executive officer or director, or (B) to any other employee except payments made in connection with the termination of employees who are not executive officers in amounts consistent with its policies and past practice or pursuant to written agreements in effect;

               (xii) enter into any contract or commitment or engage in any transaction with any Affiliate (other than the Company or its Subsidiaries) or enter into any contract or commitment or engage in any transaction with any unaffiliated person or entity or make any capital expenditure, capital commitment, additions to property, plant or equipment if the aggregate dollar value would be in excess of $500,000 or would have a term of greater than one year;

               (xiii) make or change any material Tax election, settle or compromise any material Tax liability, change in any material respect any accounting method in respect of Taxes, file any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or material assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, except in the ordinary course of business;

               (xiv) engage in any "reportable transaction," including any "listed transaction," within the meaning of Section 6011 of the Code or any other applicable federal law including any Internal Revenue Service ruling, procedure, notice or other pronouncement;

               (xv) except as set forth in the Company Disclosure Letter, pay, discharge or satisfy any material claims, liabilities or obligations other than the payment, discharge and satisfaction in the ordinary course of business of liabilities reflected on or reserved for in the consolidated financial statements of the Company or otherwise incurred in the ordinary course of business, consistent with past practice;

               (xvi) settle or compromise any material pending or threatened suit, action or proceeding;

               (xvii) hold any meeting of its stockholders except the Company Stockholders Meeting or to the extent required by the request of the stockholders entitled to call a meeting under the Company's bylaws or the Delaware Act;

               (xviii) take, or omit to take, any action that would reasonably be expected to result in a material violation of Law or cause a termination of or material breach of or default under any Company Material Agreement;

               (xix) undertake any office closing or employee layoffs, other than the ordinary course of business consistent with past practice;

               (xx) amend, suspend or terminate the Rights Agreement or redeem the Rights; or

               (xxi) agree, resolve or commit to do any of the foregoing or any other action that could cause or could be reasonably likely to cause any of the conditions to the Merger to not be satisfied.

     Section 5.4 Proxy Statement. As promptly as practicable after the date of this Agreement, the Company will (a) duly call, set a record date for, give notice of, convene and hold the Company Stockholders Meeting solely to approve the Merger and the consummation of the transactions contemplated by this Agreement, (b) prepare and file with the SEC a preliminary proxy statement which will include all information pertaining to the transactions contemplated hereby or as otherwise required by the Exchange Act for inclusion or incorporation by reference therein, (c) promptly respond to any comments from the SEC with respect to the preliminary proxy statement, and (d) cause the Proxy Statement to be mailed to the Company Stockholders. The Proxy Statement will not, at the date mailed to the Company Stockholders, at the time of the Company Stockholder's Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If before the Effective Time, any matter is discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Company will promptly inform the Parent in writing and prepare and distribute appropriate amendments or supplements to the Proxy Statement. Except as permitted by Section 5.6(c), the Board of Directors of the Company will at all times prior to and during the Company Stockholders Meeting, recommend to the Company Stockholders the adoption of this Agreement, the Merger and the transactions contemplated hereby and will use its best efforts to solicit such approval by the Company Stockholders. Without limiting the generality of the foregoing, the Company's obligation pursuant to the first sentence of this section will not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or Superior Proposal (each as defined in Section 5.6).

     Section 5.5 Additional Reports. The Company will furnish to the Parent copies of any Company SEC Documents that it files with the SEC on or after the date hereof, and the

Company represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and its cash flows or other information included therein for the periods or as of the dates then ended, subject to normal year-end adjustments, in each case in accordance with past practice and with GAAP consistently applied.

     Section 5.6 Nonsolicitation of Acquisition Proposals.

          (a) The Company, each of its Subsidiaries, and each of their respective directors, officers, employees, agents and representatives (collectively, the "Company Representatives"), will immediately cease any discussions or negotiations presently being conducted with respect to any Acquisition Proposal (as defined in (f) below), and will not (i) initiate, encourage, induce, facilitate or solicit, directly or indirectly, any inquiries with respect to, or the making of, any Acquisition Proposal, or
     (ii) engage in or continue any negotiations or discussions with, furnish any information or data to, or enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement, arrangement or understanding with any party relating to any Acquisition Proposal (each an "Acquisition Agreement"); provided, however, that prior to obtaining the Company Stockholders Approval, the Board of Directors of the Company may, in response to a bona fide, unsolicited Acquisition Proposal that it determines in good faith (after consulting with an independent financial advisor) is reasonably likely to result in or lead to a Superior Proposal (as defined in (g) below), (A) furnish information with respect to the Company and its Subsidiaries to the person making such Superior Proposal pursuant to a confidentiality agreement containing provisions at least as restrictive with respect to such person as the restrictions on the Parent contained in the Confidentiality Agreement (as defined in Section 5.9), and
     (B) participate in discussions or negotiations with the person making such Superior Proposal, if and only to the extent that, in each case referred to in (A) and (B), the Board of Directors of the Company determines in good faith (after consultation with outside legal counsel) that such action would be legally required in order to comply with their fiduciary duties to the Company Stockholders under applicable Laws. The Company will be responsible for any breach of the provisions of this section by any of its Subsidiaries or any of the Company Representatives.

          (b) Within 24 hours after its receipt of any Acquisition Proposal, the Company will provide the Parent with a copy of such Acquisition Proposal or, in connection with any non-written Acquisition Proposal, a written statement setting forth in reasonable detail the terms and conditions of such Acquisition Proposal, including the identity of the acquiring party. The Company will promptly inform the Parent of the status and content of any discussions or negotiations involving any Acquisition Proposal and will promptly furnish to the Parent any non-public information furnished in connection therewith. Within 24 hours after any determination by the Board of Directors of the Company that an Acquisition Proposal may be a Superior Proposal, the Company will notify the Parent of such determination.

          (c) Except as expressly permitted by this section, neither the Board of Directors of the Company nor any committee thereof will (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal,
     (iii) cause the Company to enter into any Acquisition Agreement or (iv) redeem or otherwise render inapplicable the Rights Agreement, or the Rights granted thereunder in response to any Acquisition Proposal, unless prior to obtaining the Company Stockholders Approval, the Board of Directors of the Company (x) receives a Superior Proposal that is not subject to any financing condition, and (y) determines in good faith (after consultation with outside legal counsel) that such action would be legally required in order for its directors to comply with their respective fiduciary duties to the Company Stockholders under applicable Laws; provided, that the Company shall immediately inform the Parent orally and in writing of the material terms and conditions of such Superior Proposal and the identity of the Person making it, or such other circumstances, and if any Superior Proposal is in writing, the Company shall immediately deliver a copy thereof to the Parent. Any withdrawal or modification of the recommendation of the Board of Directors of the Company or other action taken pursuant to this subsection (c) shall not change the approval of the Board of Directors of the Company for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, including the Merger.

          (d) Notwithstanding any other provision of this Agreement, if, prior to obtaining the Company Stockholders Approval, the Board of Directors of the Company determines, in its good faith judgment, that an Acquisition Proposal is a Superior Proposal, the Board of Directors of the Company may terminate this Agreement (subject to the Company's obligations under Article 7); provided, that (i) the Company provides at least five business days prior written notice to the Parent of its intention to terminate this Agreement, (ii) during such five business day period (or longer period if extended by the Company and the Parent, the "Negotiation Period"), the Company agrees to negotiate in good faith with the Parent regarding such changes as the Parent may propose to the terms of this Agreement, with the intent of enabling the Parent to agree to a modification of this Agreement so that the transactions contemplated hereby may be consummated, (iii) after expiration of the Negotiation Period, the Acquisition Proposal remains a Superior Proposal (taking into account any modifications to the terms thereof proposed by the Parent) and the Board of Directors of the Company confirms its determination (after consultation with outside legal counsel and an independent financial advisor) that it is a Superior Proposal; and (iv) the Company pays to the Parent in immediately available funds the Termination Fee (as defined in and in accordance with Section 7.3).

          (e) Nothing in this section will prevent the Board of Directors of the Company from taking, and disclosing to the Company Stockholders, a position contemplated by Rules 14d-9(e) and 14e-2(a) promulgated under the Exchange Act.

          (f) The term "Acquisition Proposal" as used in this Agreement means any inquiry, proposal or offer relating to a possible (i) merger, consolidation or similar transaction involving the Company or any of its Subsidiaries; (ii) sale, lease or other disposition, directly or indirectly, (including by way of merger, consolidation, share exchange or otherwise) of any assets of the Company or any of its Subsidiaries representing, in the aggregate, 20% or more of those assets on a consolidated basis; (iii) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or otherwise) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of the Company, (iv) transaction with the Company in which any person would acquire "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as defined under the Exchange Act) will have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding securities of the Company, (v) liquidation, dissolution, recapitalization or other similar type of transaction with respect to the Company or any of its Subsidiaries, (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions or (vii) public announcement of an agreement, proposal, plan or intent to do any of the foregoing; provided, however, that the term "Acquisition Proposal" will not include the Merger and the transactions contemplated hereby.

          (g) The term "Superior Proposal" as used in this Agreement means any Acquisition Proposal not solicited in violation of this Section 5.6 that is on terms that the Board of Directors of the Company determines in good faith (after consulting with outside legal counsel and an independent financial advisor) would (i) result in a transaction that is more favorable from a financial point of view to the Company Stockholders than the transactions contemplated hereby if such Acquisition Proposal were to be consummated and (ii) has a reasonable likelihood of being consummated.

     Section 5.7 Indemnification.

          (a) From and after the Closing Date, the Parent will cause the Surviving Corporation to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties") from and against all losses, claims, damages and expenses (including reasonable attorney's fees and expenses) arising out of or relating to actions or omissions, or alleged actions or omissions, occurring at or prior to the Effective Time to the fullest extent permitted from time to time by the Delaware Act, but excluding any of the foregoing which relate to any violation or alleged violation of the Exchange Act with respect to insider trading.

          (b) Any initial determination required to be made with respect to whether any Indemnified Party may be entitled to indemnification will, if requested by such Indemnified Party, be made by independent legal counsel selected by the Indemnified Party and reasonably satisfactory to the Surviving Corporation.

          (c) For a period of six (6) years after the Closing Date, the Parent will use its best efforts to cause to be maintained in effect policies of directors and officers liability insurance and fiduciary liability insurance substantially equivalent in scope and amount of coverage to the policies maintained by the Company as of the date hereof with respect to claims arising from or relating to actions or omissions, or alleged actions or omissions, occurring on or prior to the Effective Time. Notwithstanding the provisions of this Section 5.7(c), the Parent will not be obligated to make total premium payments with respect to such policies of insurance to the extent such premiums exceed 200 percent of the last annual premium paid by the Company prior to the date of this Agreement. If the annual premium costs necessary to maintain such insurance coverage exceed the foregoing amount, the Parent will use its best efforts to maintain the most advantageous policies of directors and officers liability insurance and fiduciary liability insurance reasonably obtainable for an annual premium not exceeding the foregoing amount, provided that Indemnified Parties may be required to make application and provide customary representations and warranties to the insurance carrier for the purpose of obtaining such insurance.

          (d) Subject to the remainder of this section, to the fullest extent permitted from time to time under the Delaware Act, the Parent will cause the Surviving Corporation to pay on an as-incurred basis the reasonable fees and expenses of each Indemnified Party (including reasonable fees and expenses of counsel) in advance of the final disposition of any action, suit, proceeding or investigation that is the subject of the right to indemnification, subject to reimbursement in the event such Indemnified Party is not entitled to indemnification.

          (e) The provisions providing for director and officer indemnification, abrogation of liability and advancement of expenses set forth in the certificate of incorporation and/or bylaws of the Company as in effect immediately prior to the date hereof, will apply to each Indemnified Party with respect to all matters occurring on or prior to the Effective Time. The foregoing will not be deemed to restrict the right of the Surviving Corporation to modify the provisions of its certificate of incorporation relating to director and officer indemnification, abrogation of liability or advancement of expenses with respect to events or occurrences after the Closing Date but such modifications shall not adversely affect the rights of the Indemnified Parties hereunder. The Parent shall cause the Surviving Corporation to honor the provisions of this Section 5.7(e).

          (f) Subject to any requirements pursuant to applicable insurance policies that might conflict with the provisions of this subsection, in the event any action, suit, investigation or proceeding is brought against any Indemnified Parties and under applicable standards of professional conduct there is a conflict of interest on any significant issue between the position of the Parent (or the Surviving Corporation) and an Indemnified Party, the Indemnified Parties may retain counsel, which counsel shall be reasonably satisfactory to the Parent, and the Parent shall cause the Surviving Corporation to pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided, however that (1) the Parent or the Surviving Corporation shall have the right to assume the defense thereof (which right shall not affect the right of the Indemnified Parties to be reimbursed for separate counsel as specified in the preceding sentence), (2) the Parent and the Indemnified Parties will cooperate in the defense of any such matter and (3) neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent. The Indemnified Parties as a group may not retain more than one counsel to represent them with respect to each such matter unless under applicable standards of professional conduct there is a conflict of interest on any significant issue between the positions of two or more Indemnified Parties.

          (g) Upon learning of any loss, claim, damage or expense which may give rise to a claim for indemnity hereunder, any Indemnified Party shall promptly notify Parent thereof in writing, but any failure to give such notice shall not affect the indemnification obligations of any party under this Section 5.7 unless such failure jeopardizes or prejudices the Parent or the Surviving Corporation in any material respect.

          (h) The rights of each Indemnified Party hereunder will be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of the Surviving Corporation or any of their respective Subsidiaries, under the Delaware Act or otherwise.
     Notwithstanding anything to the contrary contained in this Agreement or otherwise, the provisions of this Section 5.7 will survive the consummation of the Merger, and each Indemnified Party will, for all purposes, be a third party beneficiary of the covenants and agreements contained in this
     Section 5.7 and, accordingly, will be treated as a party to this Agreement for purposes of the rights and remedies relating to enforcement of such covenants and agreements and will be entitled to enforce any such rights and exercise any such remedies directly against the Parent and the Surviving Corporation.

          (i) Nothing in this Section 5.7 will diminish any rights or entitlements available to any director or officer of the Company under the Company's certificate of incorporation as in effect immediately prior to the date hereof.

     Section 5.8 Public Announcements. The initial press releases issued by each party announcing the Merger and the transactions contemplated by this Agreement will be in a form that is mutually acceptable to the Parent and the Company. Thereafter, the Parent and the Company will consult with one another before issuing any press releases or otherwise making any public announcements with respect to the transactions contemplated by this Agreement, and except as may be required by applicable law or by the rules and regulations of the New York Stock Exchange or of The Nasdaq Stock Market, will not issue any such press release or make any such announcement prior to such consultation.

     Section 5.9 Full Access. The Company will, and will cause its Subsidiaries and the Company Representatives to, afford the Parent and its officers, employees, agents and representatives full access to all premises, properties, employees, information, books, records, contracts and documents of or pertaining to the Company and its Subsidiaries. Any information disclosed will be subject to the provisions of the Confidentiality Agreement between the Parent and the Company effective March 11, 2002 (the "Confidentiality Agreement").

     Section 5.10 Actions Regarding Antitakeover Statutes. If Section 203 of the Delaware Act or any other fair price, moratorium, control share acquisition or other form of antitakeover statute, rule or regulation is or becomes applicable to the transactions contemplated by this Agreement, the Board of Directors of the Company will grant such approvals and take such other actions as may be required so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms and conditions set forth in this Agreement.

     Section 5.11 Employee Benefit Matters.

          (a) Subject to applicable collective bargaining agreements, until (or in respect of the period ending on) December 31, 2002, the Parent will cause to be maintained for the employees and former employees of the Company and its Subsidiaries (the "Employees"), benefits and benefit levels which are, in the aggregate, substantially comparable to benefits and benefit levels as provided by the Company and its Subsidiaries through any Company Plan that is an Employee Pension Benefit Plan, or Employee Welfare Benefit Plan, or a fringe benefit program providing for such matters as sick pay and vacation pay, immediately prior to the Effective Time. Notwithstanding the foregoing, this section will not apply to any bonus, incentive, or equity-based plan or arrangement, including the Advanced Technical Products, Inc. 1998 Employee Stock Purchase Plan (the "ESPP") or the Advanced Technical Products, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan").

          (b) Solely for purposes of eligibility and vesting under the employee benefit plans of the Parent and its Subsidiaries (including the Surviving Corporation) providing benefits to any Employees after the Effective Time, each Employee will be credited with his or her years of service with the Company and its Subsidiaries before the Effective Time, to the same extent as such employee was entitled, before the Effective Time, to credit for such service under any similar Company Plan. Following the Effective Time, the Parent will, or will cause its Subsidiaries to, (i) waive any pre-existing condition limitation under any Employee Welfare Benefit Plan maintained by the Parent or any of its Subsidiaries in which Employees and their eligible dependents participate (except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company Employee Welfare Benefit Plans immediately prior to the

     Effective Time), and (ii) provide each Employee with credit for any co-payments and deductibles incurred prior to the Effective Time (or such earlier or later transition date to new Employee Welfare Benefits Plans) for the calendar year in which the Effective Time (or such earlier or later transaction date) occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that the Employees participate in after the Effective Time.

          (c) The Company agrees that an independent trustee, either a bank or a trust company, will act with respect to the Merger on behalf of each Company Plan (and its participants) that holds Company Common Stock in accordance with the terms and conditions of such Company Plan.

          (d) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the ESPP) will adopt such resolutions or take such other actions (if any) as may be required to provide that (i) with respect to the offering period under the ESPP under way immediately prior to the Effective Time, the scheduled exercise date will be accelerated, and all unexercised rights granted in respect of such offering period will be exercised not later than immediately prior to the Effective Time, (ii) all holding periods with respect to shares of Company Common Stock under the ESPP will be waived immediately prior to the consummation of the Company Stockholders Approval so as to permit the holders thereof to approve this Agreement, and
     (iii) the ESPP will terminate at the Effective Time.

          (e) No additional Stock Options, stock appreciation rights or other equity-based awards or other rights to acquire Company Stock will be granted pursuant to the Company Stock Plans or otherwise after the date of this Agreement. The Company, its Board of Directors, or any committee thereof, shall take all actions prior to the Effective Time necessary, proper or advisable to effect the consummation of the actions contemplated by the provisions of Section 1.8 herein, including but not limited to making appropriate amendments to the Company Stock Plans and/or their underlying agreements.

          (f) Nothing contained in this section will create any rights in any third party, including without limitation, any right to employment or right to any particular benefit. Except as specifically provided, nothing contained herein will be construed as prohibiting or restricting in any way the right of the Parent or the Surviving Corporation (or any successor thereto) to modify, amend or terminate any employee benefit plan, program or arrangement in whole or in part at any time after the Effective Time.

          (g) As soon as practicable following the date of this Agreement, the Compensation Committee of the Board of Directors of the Company or the Chief Executive Officer of the Company (or, if appropriate, any other individual administering the Deferred Compensation Plan) will adopt such resolutions or take such other actions (if any) as may be necessary, proper or advisable to terminate the Deferred Compensation

     Plan immediately prior to the Effective Time such that all account balances
     thereunder   will  be  distributed  in  accordance   with  the  termination
     provisions of said plan.

     Section 5.12 Standstill Provisions. The restrictions on the Parent and the Merger Subsidiary contained in Section 9 of the Confidentiality Agreement are hereby waived by the Company to the extent reasonably necessary to permit the Parent and the Merger Subsidiary to comply with their obligations or enforce their rights under this Agreement.

     Section 5.13 Notice of Developments. The Company will give prompt written notice to the Parent of the occurrence of any event which would reasonably be expected to result in a Company Material Adverse Effect. Each of the Company and the Parent will give prompt written notice to the other of the occurrence or failure to occur of an event that would, or, with the lapse of time would reasonably be expected to cause any condition to the consummation of the Merger not to be satisfied. No such written notice will be deemed to have amended any of the disclosures set forth in the Company Disclosure Letter, to have qualified the representations and warranties contained herein or to have cured any misrepresentation or breach of a representation or warranty that otherwise might have existed hereunder by reason of such material development.

                                    ARTICLE 6

                  CONDITIONS TO THE CONSUMMATION OF THE MERGER

     Section 6.1 Conditions to the Obligations of Each Party. The respective obligation of each party to consummate the Merger and the other transactions contemplated hereby is subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived by the written agreement of the parties:

          (a) the Company will have obtained the Company Stockholders Approval;

          (b) no order, decree, ruling, judgment or injunction will have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction that prohibits the Merger and the consummation of the transactions contemplated by this Agreement substantially on the terms contemplated hereby, and continue to be in effect; and

          (c) all applicable waiting periods under any Antitrust Laws will have expired or been terminated and all other approvals of any Governmental Entity will have been obtained, except where the failure to obtain such other approvals of any Governmental Entity would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

     Section 6.2 Conditions to the Obligation of the Company. The obligations of the Company to consummate the Merger and the other transactions contemplated hereby, are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived by the Company:

          (a) the representations and warranties of the Parent and the Merger Subsidiary contained herein (which for purposes of this subparagraph shall be read as though none of them contained any Parent Material Adverse Effect or materiality qualification) shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of the Closing Date (provided that any representations and warranties made as of a specified date shall be required only to continue on the Closing Date to be true and correct as of such specified date);

          (b) each of the Parent and the Merger Subsidiary will have performed or complied with in all material respects all covenants and obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time; and

          (c) The Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by an executive officer, certifying the satisfaction of the conditions set forth above.

     Section 6.3 Conditions to the Obligation of the Parent and the Merger Subsidiary. The obligations of the Parent and the Merger Subsidiary to consummate the Merger and the other transactions contemplated hereby, are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived by the Parent or the Merger
Subsidiary:

          (a) the representations and warranties of the Company contained herein (which for purposes of this subparagraph shall be read as though none of them contained any Company Material Adverse Effect or materiality qualification) shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of the Closing Date (provided that any representations and warranties made as of a specified date shall be required only to continue at the Closing Date to be true and correct as of such specified date);

          (b) the Company will have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time;

          (c) from the date of this Agreement to the Effective Time, there will not have been any event or development that has, or would reasonably be expected to have, a Company Material Adverse Effect;

          (d) no more than 15% of the Company Common Stock will be Dissenting Shares; and

          (e) the Company shall have delivered to the Parent a certificate, dated as of the Closing Date and signed by an executive officer, certifying the satisfaction of the conditions set forth above.

     Section 6.4 Frustration of Closing Conditions. None of the Company, the Parent or the Merger Subsidiary may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such party's breach of this Agreement has been a principal reason that such condition has not been satisfied.

                                    ARTICLE 7

                                   TERMINATION

     Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

          (a) by mutual written consent of the Parent and the Company;

          (b) by either the Company or the Parent, if the Closing has not occurred on or before June 30, 2002, provided that the party seeking to terminate this Agreement pursuant to this clause has not breached in any material respect its obligations under this Agreement in any manner that has contributed to the failure to consummate the Merger on or before such date;

          (c) by either the Company or the Parent, if (i) an order, decree, ruling, judgment or injunction has been entered by a Governmental Entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling, judgment or injunction has become final and non-appealable, and (ii) the party seeking to terminate this Agreement pursuant to this clause has used all reasonable best efforts to remove such order, decree, ruling, judgment or injunction;

          (d) by either the Company or the Parent, if the Company Stockholders Approval was not obtained at the Company Stockholders Meeting (or at any adjournment, postponement or continuation thereof), unless such failure to obtain the Company Stockholders Approval is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

          (e) by the Parent:

               (i) if (A) the Board of Directors of the Company has withdrawn or modified or changed in a manner adverse to the Parent or the Merger Subsidiary, its approval or recommendation of this Agreement or the Merger, or has recommended an Acquisition Proposal (or has publicly proposed to take any such actions), (B) the Company accepts a written offer for, or otherwise enters into an agreement to consummate or consummates an Acquisition Proposal or similar business combination with a person or entity other than the Parent, the Merger Subsidiary or their affiliates, or (C) the Company has failed to perform any of its obligations pursuant to, or otherwise violated the terms of, Section 5.6, (or the Board of Directors of the Company resolves to do any of the foregoing);

               (ii) if the Company (A) breaches or fails to perform or comply with any of its material covenants and agreements contained herein or
          (B) breaches its representations and warranties in any material respect such that the conditions set forth in Section 6.1 or Section
          6.3 would not be satisfied and such breach is not cured within 20 days after the date written notice of such breach is given by the Parent to the Company; or

          (f) by the Company:

               (i) pursuant to the terms and conditions of Section 5.6(d);

               (ii) if the Parent or the Merger Subsidiary (A) breaches or fails to perform or comply with any of its material covenants and agreements contained herein, or (B) breaches its representations and warranties in any material respect such that the conditions set forth in Section
          6.1 or Section 6.2 would not be satisfied, and such breach is not cured within 20 days after the date written notice of such breach is given by the Company to the Parent.

     Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement will become void and will be deemed to have terminated without liability or obligation to any party (except for any liability of any party in willful breach of any covenant or agreement of this Agreement prior to the termination hereof); provided that the provisions of the Confidentiality Agreement and the last sentence of Section 5.9, this Section 7.2, Section 7.3, Section 7.4, and Article 8 (other than the exception clause in
Section 8.10) of this Agreement will continue in full force and effect notwithstanding such termination and abandonment.

     Section 7.3 Termination  Fee.  Notwithstanding  any other provision of this
Agreement:

          (a) if this Agreement is terminated  pursuant to Section  7.1(e)(i) or
     Section 7.1(f)(i), then the Company shall concurrently pay to the Parent a fee of $5,500,000 (the "Termination Fee");

          (b) if (i) this Agreement is terminated  pursuant to Section 7.1(b) or
     Section 7.1(e)(ii), (ii) prior to such termination there exists an Acquisition Proposal (whether or not such offer or proposal has been rejected or has been withdrawn prior to the time of such termination), and
     (iii) within 12 months of such termination, the Company or any of its Subsidiaries accepts a written offer for, or otherwise enters into an agreement to consummate or consummates, an Acquisition Proposal (which, solely for purposes of this clause (iii) shall mean an "Acquisition Proposal" as defined in Section 5.6(f), except that all references therein to "20%" shall be deemed instead to be "50%"), then upon the signing of a definitive agreement relating to such Acquisition Proposal, or, if no such agreement is signed, then upon consummation of any such Acquisition Proposal, the Company shall promptly pay to the Parent the Termination Fee;

          (c) if (i) this Agreement is terminated pursuant to Section 7.1(d), and (ii) within 12 months of such a termination the Company or any of its Subsidiaries accepts a written offer for, or otherwise enters into an agreement to consummate or consummates, an Acquisition Proposal, then upon the signing of a definitive agreement relating to such Acquisition Proposal, or, if no such agreement is signed, then upon consummation of any such Acquisition Proposal, the Company shall promptly pay to the Parent the Termination Fee;

     Section 7.4 Other Termination Fee Matters. Except as specifically provided in Section 7.3, each party will bear its own expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated. The obligation to pay the Termination Fee pursuant to Section 7.3 shall be in addition to any other rights or remedies that may be available to the Parent. The Company shall make all such payments required by
Section 7.3 promptly (and in any event within two business days of receipt by the Company of written notice from the Parent) by wire transfer of immediately available funds to an account designated by the Parent. The Company acknowledges that the agreements regarding the Termination Fee contained in this Agreement are an integral part of the transactions contemplated hereby, and that in the absence of such agreements, the Parent and the Merger Subsidiary would not have entered into this Agreement. The Company accordingly agrees that in the event the Company fails to pay the Termination Fee promptly, the Company will in addition to the payment of such amount, also pay to the Parent all of the reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Parent in the enforcement of its rights under Section 7.3, together with interest on such amount at a rate of 10% per annum from the date upon which such payment was due, to and including the date of payment. If the Company has not breached Section 5.6, payment of the Termination Fee will be in full and complete satisfaction of, and will be the Parent's sole and exclusive remedy for, any loss, liability, damage or claim arising out of or related to any such termination of this Agreement.

                                    ARTICLE 8

                                  MISCELLANEOUS

     Section 8.1 Nonsurvival of Representations. None of the representations and warranties contained in this Agreement or in any certificate, instrument or other writing delivered pursuant to this Agreement will survive the Merger or the termination of this Agreement.

     Section 8.2 Specific Performance. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties will be entitled to specific performance of the terms of this Agreement, without posting a bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 8.3 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations provided by this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 8.4 Amendment. This Agreement may be amended by the execution and delivery of a written instrument by or on behalf of the Parent, the Merger Subsidiary and the Company at any time before or after the Company Stockholders Approval, provided that after the date of the Company Stockholders Approval, no amendment to this Agreement will be made without the approval of the stockholders of the Company if and to the extent such approval is required under the Delaware Act.

     Section 8.5 Extension of Time; Waiver. At any time prior to the Effective Time, the parties may extend the time for performance of or waive compliance with any of the covenants, agreements or conditions of the other parties to this Agreement, and may waive any breach of the representations or warranties of such other parties. No agreement extending or waiving any provision of this Agreement will be valid or binding unless it is in writing and is executed and delivered by or on behalf of the party against which it is sought to be enforced.

     Section 8.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     Section 8.7  Counterparts.  This  Agreement  may be executed in two or more
counterparts,   each  of  which  will  be  deemed  an  original,  but  all  such counterparts taken together will constitute one and the same Agreement.

     Section  8.8  Descriptive  Headings.   The  descriptive  headings  of  this
Agreement are inserted for convenience only and will not constitute a part of this Agreement.

     Section 8.9 Notices. All notices and other communications hereunder will be in writing (including telecopy or similar writing) and will be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified below and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified below:

     If to the Parent
     or the Merger Subsidiary:         General Dynamics Corporation
                                       3190 Fairview Park Drive
                                       Falls Church, VA 22042
                                       Attention: David Savner, Esq.
                                                  Senior Vice President and
                                                  General Counsel, Secretary
                                       Facsimile No.: (703) 876-3554

     With a copy (which will
     not constitute notice) to:        Jenner & Block, LLC
                                       One IBM Plaza, 39th Floor
                                       Chicago, IL 60611
                                       Attention: Thaddeus J. Malik, Esq.
                                       Facsimile No.: (312) 840-7313

     If to the Company:                Advanced Technical Products, Inc.
                                       200 Mansell Court East, Suite 505
                                       Roswell, GA 30076
                                       Attention: Garrett Dominy
                                                  President and Chief Executive
                                                  Officer
                                       Facsimile No.: (770) 993-1986

     With a copy (which will
     not constitute notice ) to:       Porter & Hedges, L.L.P.
                                       700 Louisiana, 35th Floor
                                       Houston, Texas  77002
                                       Attention: James M. Harbison, Jr., Esq.
                                       Facsimile No.: (713) 226-1331

or to such other address or to the attention of such other party that the recipient party has specified by prior written notice to the sending party in accordance with the preceding.

     Section 8.10 No Third Party  Beneficiaries.  Except as provided pursuant to
Section 5.7, the terms and provisions of this Agreement will not confer third-party beneficiary rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

     Section 8.11 Entire Agreement. This Agreement, the Confidentiality Agreement, the Company Disclosure Letter and the other documents referred to herein collectively constitute the entire agreement among the parties and supersede any prior and contemporaneous understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

     Section 8.12 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation. As used in this Agreement, the qualification "to the Company's knowledge" and clauses of similar effect mean the actual knowledge after due inquiry of any executive officer of the Company or of its Subsidiaries (or other officer or manager of the Company or of its Subsidiaries if such officer or manager has primary responsibility over the subject matter in question) of the existence or absence of facts which would contradict a particular representation and warranty of the Company.

     Section 8.13 Consent to Jurisdiction. Each of the parties to this Agreement consents to submit to the personal jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties to this Agreement agrees not to assert in any action or proceeding arising out of relating to this Agreement that the venue is improper, and waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

     Section 8.14 Governing Law. THIS AGREEMENT AND THE COMPANY DISCLOSURE LETTER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, without giving Effect to Any LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.

     Section 8.15 Disclosure. Notwithstanding anything to the contrary in this Agreement or the Company Disclosure Letter, (i) the disclosure of information in the Company SEC Documents will constitute disclosure for purposes of the provisions of Article III only to the extent that the significance of such information is apparent based solely on the disclosure contained in such Company SEC Document, and (ii) information disclosed in a particular section of the Company Disclosure Letter will not be deemed to have been disclosed for any other sections or purposes of this Agreement. The mere disclosure or listing of an agreement, item, matter, circumstance, condition, property or individual will not be sufficient to disclose a breach, violation, dispute, claim or any similar condition or circumstance relating thereto.

                                     * * * *

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first written above.

                                        GENERAL DYNAMICS CORPORATION

                                        By /s/ Arthur D. Veitch
                                           -------------------------------------
                                           Arthur D. Veitch
                                           Executive Vice President


                                        ATHENA ACQUISITION I CORPORATION

                                        By /s/ Arthur D. Veitch
                                           -------------------------------------
                                               Arthur D. Veitch
                                               President


                                        ADVANCED TECHNICAL PRODUCTS, INC.

                                        By /s/ Garrett L. Dominy
                                           -------------------------------------
                                           Garett L. Dominy
                                           President and Chief Executive Officer